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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           _________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                            ENERPLUS RESOURCES FUND
             (Exact name of registrant as specified in its charter)

           ALBERTA, CANADA                                  N/A
    (State of other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                THE DOME TOWER, SUITE 3000, 333 - 7TH AVENUE S.W.
                        CALGARY, ALBERTA, CANADA T2P 2Z1
                                 (403) 298-2200
          (Address of principal executive offices, including zip code)
                         _____________________________

                        TRUST UNIT RIGHTS INCENTIVE PLAN
                         EXECUTIVE FULL VALUE UNIT PLAN
                          EMPLOYEE FULL VALUE UNIT PLAN
                            (Full title of each plan)

                              CT CORPORATION SYSTEM
                           111 8TH AVENUE, 13TH FLOOR
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8700
(Name, address and telephone number, including area code, of agent for service)
                       __________________________________

                                   COPIES TO:
      Gordon J. Kerr                 Chad Schneider                  Andrew J. Foley
  Enerplus Resources Fund     Blake, Cassels & Graydon LLP   Paul, Weiss, Rifkind, Wharton &
The Dome Tower, Suite 3000    3500, 855 - 2nd Street S.W.              Garrison LLP
   333 - 7th Avenue S.W.            Calgary, Alberta           1285 Avenue of the Americas
     Calgary, Alberta,               Canada T2P 4J8           New York, New York 10019-6064
      Canada T2P 2Z1                 (403) 260-9600                   (212) 373-3000
      (403) 298-2200

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                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
        TITLE OF                                PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
    SECURITIES TO BE          AMOUNT TO BE     OFFERING PRICE PER        AGGREGATE         REGISTRATION
       REGISTERED          REGISTERED (1)(2)     TRUST UNIT (3)      OFFERING PRICE (3)        FEE
----------------------------------------------------------------------------------------------------------
Trust Unit Rights              2,000,000          U.S. $45.71         U.S. $91,420,000     U.S. $9,781.94
Incentive Plan
----------------------------------------------------------------------------------------------------------
Executive Full Value              50,000          U.S. $45.71          U.S. $2,285,500       U.S. $244.55
Unit Plan
----------------------------------------------------------------------------------------------------------
Employee Full Value Unit         250,000          U.S. $45.71         U.S. $11,427,500     U.S. $1,222.74
Plan
----------------------------------------------------------------------------------------------------------
TOTAL                          2,300,000               --            U.S. $105,133,000    U.S. $11,249.23
----------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of additional trust units (the "TRUST UNITS") of Enerplus Resources Fund (the "REGISTRANT") issuable in the United States under the Registrant's Trust Unit Rights Incentive Plan, Executive Full Value Unit Plan and Employee Full Value Unit Plan (collectively, the "PLANS"), as specified below.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the number of Trust Units being registered hereby shall be adjusted to include any additional Trust Units that may become issuable as a result of stock splits, stock dividends, recapitalization or any other similar transactions effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding Trust Units in accordance with the provisions of the plans described herein.

(3) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Trust Unit and the Proposed Maximum Aggregate Offering Price are estimated, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the Trust Units being registered hereby as reported on The New York Stock Exchange on December 4, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Commission are incorporated by reference herein and shall be deemed a part hereof:

         (a) The Annual Report of the Registrant on Form 40-F for the fiscal year ended December 31, 2005 (File No. 001-15150), filed on March 7, 2006 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) The description of the Registrant's Trust Units in the Registration Statement of the Registrant on Form 8-A, filed on May 22, 2002 pursuant to Section 12 of the Exchange Act; and

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report of the Registrant referred to in (a) above.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Business Corporations Act (Alberta) (the "ABCA") provides that a corporation may, in certain circumstances, indemnify a director or officer of the corporation, a former director or officer of the corporation, a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor and the heirs and legal representatives of any such persons (collectively, "INDEMNIFIED PERSONS") against all costs, charges and expenses reasonably incurred by any such Indemnified Person, including an amount paid to settle an action or satisfy a judgment, in respect of any civil, criminal or administrative actions or proceedings to which the director or officer is made a party by reason of being or having been a director or officer of the corporation or other body corporate, if (a) the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that such director or officer's conduct was lawful (collectively, the "INDEMNIFICATION CONDITIONS").

         EnerMark Inc. ("ENERMARK") is a wholly-owned subsidiary of the Registrant that is responsible for the overall governance of Enerplus and establishes the general policies and principles outlining the overall management and direction of Enerplus. The by-laws of EnerMark provide that, subject to Section 124 of the ABCA, it shall indemnify Indemnified Persons of EnerMark in the manner contemplated by the ABCA. Additionally, in accordance with the provisions of the ABCA and the by-laws of EnerMark, EnerMark has entered into indemnity agreements with each of its officers and directors under which EnerMark has agreed to indemnify and save harmless its officers and directors against any and all damages, liabilities, costs, charges or expenses suffered or incurred by such officers or directors, or their respective heirs, successors or legal representatives, as a result or by reason of such person being or having been a director and/or officer of EnerMark. Such indemnity agreements supplement the indemnification provisions contained in the by-laws of EnerMark and include specific provisions relating to any tax that may become payable as a result of such indemnification, the retention of counsel by an indemnified party and the mechanics under which claims for indemnification may be made and expenses and other costs paid.

         As contemplated by Section 124(4) of the ABCA, EnerMark has purchased insurance against potential claims against the past, present and future directors and officers of EnerMark and against any loss for which EnerMark may be required or permitted by law to indemnify such directors and officers. The ABCA provides that a corporation may not purchase insurance for the benefit of an Indemnified Person against a liability that relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation or body corporate.

         Notwithstanding the foregoing, the ABCA provides that an Indemnified Person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity
(a) was substantially successful on the merits in the person's defense of the action or proceeding, (b) fulfills the Indemnification Conditions, and (c) is fairly and reasonably entitled to indemnity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i)    To  include  any  prospectus   required  by  Section
                  10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
     Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described under Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on December 7, 2006.

                               ENERPLUS RESOURCES FUND


                               By ENERMARK INC.


                               By: /s/ Gordon J. Kerr
                                   ---------------------------------
                                   Name:  Gordon J. Kerr
                                   Title: President and Chief Executive Officer
                                          and Director

                               POWERS OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Gordon J. Kerr and Robert J. Waters his or her true and lawful attorney-in-fact and agent, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file a Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Common Shares of the Registrant and any and all amendments (including post-effective amendments) to any such Registration Statement on Form S-8 with the Commission, granting unto said attorneys-in-fact and agents, each of whom may act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each of whom may act alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration statement on Form S-8 has been signed by the following persons in the capacities indicated on December 7, 2006.

       SIGNATURE                                     TITLE
       ---------                                     -----


/s/  Gordon J. Kerr                 Gordon J. Kerr, President and Chief
---------------------------         Executive Officer and Director
                                    (Principal Executive Officer)



/s/  Robert J. Waters               Robert J. Waters, Senior Vice President and
---------------------------         Chief Financial Officer
                                    (Principal Financial Officer and Principal
                                    Accounting Officer)


/s/  Douglas R. Martin              Douglas R. Martin, Chairman of the Board
---------------------------


/s/  Edwin Dodge                    Edwin Dodge, Director
---------------------------


/s/  Robert Normand                 Robert Normand, Director
---------------------------

/s/  Glen D. Roane                  Glen D. Roane, Director
---------------------------


/s/  W.C. Seth                      W.C. Seth, Director
---------------------------


/s/  Donald T. West                 Donald T. West, Director
---------------------------


/s/  Harry B. Wheeler               Harry B. Wheeler, Director
---------------------------


/s/  Robert L. Zorich               Robert L. Zorich, Director
---------------------------

                         AUTHORIZED U.S. REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Enerplus Resources Fund in the United States, in the City of Calgary, Province of Alberta, Country of Canada, on December 7, 2006.

                              ENERPLUS RESOURCES (USA) CORPORATION
                              (Authorized U.S. Representative)


                              By:  /s/ Gordon J. Kerr
                                   ------------------------------------------
                                   Name:   Gordon J. Kerr
                                   Title:  President and Chief Executive Officer

                                 EXHIBIT INDEX


EXHIBIT    DESCRIPTION
-------    -----------

4.1 Enerplus Resources Fund Amended and Restated Trust Indenture, dated as of January 1, 2004

5.1 Opinion of Blake, Cassels & Graydon LLP, regarding the legality of the Trust Units

23.1       Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)

23.2       Consent of Deloitte & Touche LLP

23.3       Consent of Sproule Associates Limited

23.4       Consent of GLJ Petroleum Consultants Ltd.

23.5       Consent of DeGolyer and MacNaughton

24.1       Power of Attorney (included in signature page)